CLYDE BAILEY P.C.
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                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                          (888) 699-1287  (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's


June 4, 2001

I consent to the use, of my report dated January 12, 2001, in the Form SB-2, on the financial statements of Dakota Imaging, Inc., dated October 31, 2000, included herein and to the reference made to me.


S/ Clyde Bailey
Clyde Bailey